UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016
  DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.
On November 1, 2016, DHI Group, Inc. (the “Company”) filed a Current Report on Form 8-K with a press release announcing its earnings for the three and nine months ended September 30, 2016. The Company is filing this Current Report on Form 8-K to provide additional clarity, including reconciliations of non-GAAP guidance items to GAAP equivalent measures, and, where noted in the attached Exhibit 99.1, to correct a mathematical error in the computation of income taxes in the non-GAAP presentation of full year guidance in the Business Outlook table of the press release. The fourth quarter guidance in the Business Outlook table is unchanged.

The corrected full year guidance and the reconciliations are presented in Exhibit 99.1 attached hereto.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d)                             Exhibits.

Exhibit No.	Description

99.1	Business Outlook and Non-GAAP Supplemental Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI Group, Inc.

By: /s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President, Business and Legal Affairs
and General Counsel
Dated:	November 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Business Outlook and Non-GAAP Supplemental Data